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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $0
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

        The Annual General Meeting of Shareholders of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company"), a Bermuda company, will be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton, HM CX Bermuda on June 2, 2005 at 11:00 A.M., for the following purposes:

  1.
  To elect eight directors to serve until the next Annual General Meeting of Shareholders;

  2.
  To adopt and approve amendments to the Central European Media Enterprises Ltd. 1995 Stock Option Plan, to be renamed the Amended and Restated 1995 Stock Incentive Plan, to provide for 876,000 additional shares of Common Stock and to provide for the granting of restricted stock and restricted stock units as an alternative form of compensation as described in the attached Proxy Statement;

  3.
  To receive and adopt the financial statements of the Company for the Company's fiscal year ended December 31, 2004, together with the auditors' report thereon; and

  4.
  To appoint Deloitte & Touche LLP as the independent registered public accounting firm for the Company in respect of the fiscal year ending December 31, 2005 and to authorize the directors to approve their fee.

        The approval and adoption of each matter to be presented to the shareholders is independent of the approval and adoption of each other matter to be presented to the shareholders.

        Only shareholders of record at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,
/s/ DANIEL PENN
DANIEL PENN Secretary

April [    ], 2005

IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (the "Company" or "CME"), a Bermuda company, for use at the Annual General Meeting of Shareholders of the Company (the "Meeting") to be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton, HM CX Bermuda on June 2, 2005, at 11:00 A.M., and at any adjournments thereof.

        Shareholders may vote their shares by signing and returning the proxy card accompanying this Proxy Statement. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.

        The registered office of the Company is located at Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda. Certain subsidiaries of Central European Media Enterprises Ltd. also maintain offices at Aldwych House, 71-91 Aldwych, London WC2B 4HN, England. The date on which this Proxy Statement and the enclosed form of proxy will be first sent to shareholders is on or about April 28, 2005.

        Shareholders of record of the Class A Common Stock, par value $.08 per share, of the Company (the "Class A Common Stock") at the close of business on April 1, 2005, shall be entitled to one vote for each share then held. Shareholders of record of the Class B Common Stock, par value $.08 per share, of the Company (the "Class B Common Stock") at the close of business on April 1, 2005 shall be entitled to ten votes for each share then held. The Class A Common Stock and the Class B Common Stock shall be voted on all matters presented as a single class. There were issued and outstanding at the close of business on April 1, 2005, 21,051,400 shares of Class A Common Stock and 7,334,768 shares of Class B Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 1, 2005 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock and also sets forth certain information with respect to voting power and percentage of ownership as of April 1, 2005, by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities, (ii) each director of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person.

	Beneficial Ownership of Class A Common Stock(a)			Beneficial Ownership of Class B Common Stock			Common Stock
Name of Beneficial Owner							% of Voting Power(b)	% Ownership(b)
	Number		Percent	Number		Percent
Ronald S. Lauder(1)(8)	137,769	(14)	*	6,737,095	(26)	92.0%	71.9%	24.5%
Michael N. Garin	40,000	(15)	*	—		—	*	*
Charles R. Frank, Jr.	6,400	(16)	*	—		—	*	*
Herbert A. Granath	16,000	(17)	*	—		—	*	*
Frederic T. Klinkhammer(2)	487,666	(18)	2.3%	—		—	*	1.7%
Alfred W. Langer	8,400	(19)	*	—		—	*	*
Bruce Maggin	6,400	(20)	*	—		—	*	*
Ann Mather		(21)	—	—		—	—	—
Eric Zinterhofer		(21)	—	—		—	—	—
Robert E. Burke	173,333	(22)	*	—		—	*	*
Wallace Macmillan	19,999	(23)	*	—		—	*	*
Marina Williams		(24)
All directors and executive officers as a group (12 persons)	895,967	(25)	4.1%	6,737,095	(25)	92.0%	72.0%	26.5%
Mark A. Riely(3)(9)	1,081,642		5.1%	—		—	1.2%	3.8%
Leonard A. Lauder(4)(10)	—		—	1,368,568		18.7%	14.5%	4.8%
Federated Investors, Inc.(5)(11)	3,002,788		14.3%	—		—	3.2%	10.6%
Eric Semler(6)(12)	1,460,864		6.9%	—		—	1.6%	5.2%
FMR Corp(7)(13)	1,579,100		7.5%	—		—	1.7%	5.6%

*
Less than 1.0%

(a)
Does not include 7,334,768 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock for no additional consideration on a share-for-share basis.

(b)
Represents the percentage of total voting power and the percentage ownership of the Class A Common Stock and the Class B Common Stock currently beneficially owned by each identified shareholder and all directors and executive officers as a group. The Class A Common Stock and the Class B Common Stock are the only authorized classes of the Company's capital stock with shares outstanding.

(1)
The address of Ronald S. Lauder is Suite 4200, 767 Fifth Avenue, New York, New York 10153.

(2)
The address of Frederic T. Klinkhammer is Overlook 1, Palmetto Gardens, 3 Palmetto Court, Smiths Bermuda FL 07. Mr. Klinkhammer resigned as Vice Chairman and a member of the Board of Directors on March 22, 2005 in connection with the expiration of his employment agreement.

(3)
Information in respect of the beneficial ownership of Mark A. Riely (other than percentage ownership) is based upon a statement on Schedule 13G/A filed on February 10, 2005 by Mr. Riely, Curtis Alexander and Media Group Investors L.P. The address of Mr. Riely is 122 East 55th Street, New York, New York 10022. The address of Mr. Alexander is 365 Boston Post Road, Suite 210, Sudbury, Massachusetts 01776. The address of Media Group Investors L.P. is 122 East 55th Street, New York, New York 10022.

(4)
Information in respect of the beneficial ownership of Leonard A. Lauder (other than percentage ownership) is based upon a statement on Schedule 13D filed by him. The address of Mr. Leonard Lauder is c/o The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

(5)
Information in respect of the beneficial ownership of Federated Investors, Inc. (other than percentage ownership) is based upon a statement on Schedule 13G filed on February 14, 2005 jointly by Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue. The address of Federated Investors, Inc., Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

(6)
Information in respect of the beneficial ownership of Eric Semler (other than percentage ownership) is based upon a statement on Schedule 13G/A filed by him on February 14, 2004. The address of Mr. Semler is 888 Seventh Avenue, Suite 1504, New York, New York 10019.

(7)
Information in respect of the beneficial ownership of FMR Corp. (other than percentage ownership) is based upon a statement on Schedule 13G filed on February 14, 2005 jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company. The address of FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
120,034 of the shares of Class B Common Stock listed are owned directly by Ronald S. Lauder, 3,385,417 of the shares of Class B Common Stock are owned by RSL Investments Corporation, 1,672,500 of the shares of Class B Common Stock are owned by RSL Capital LLC and 577,788 of the shares of Class B Common Stock are owned by Duna Investments, Inc., all of which are owned by Mr. Lauder. 210,461 of the shares of Class B Common Stock are held by RAJ Family Partners L.P., which Mr. Lauder may be deemed to beneficially own, and 646,895 of the shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estée Lauder RSL Trust and beneficially owned by Mr. Lauder.

(9)
893,850 of these shares are owned directly by Mark A. Riely ("Riely"). In addition, Riely has shared power to vote and dispose of 165,956 shares owned by Media Group Investors, L.P. which has a sole general partner, Media Group Management, Inc., of which Mr. Riely is a 75% shareholder, and 21,836 shares owned by Media Group Investments, Ltd., which has as its investment advisor Vercingetorix Corp., of which Riely is a 50% shareholder.

(10)
285,239 of the shares of Class B Common Stock listed are owned directly by Leonard A. Lauder, 646,895 of the shares of Class B Common Stock are held by EL/RSLG Media, Inc., of which 50% of the common stock outstanding is beneficially owned by the 1995 Estée Lauder LAL Trust, of which Leonard A. Lauder is a co-trustee and beneficiary and 436,434 of the shares of Class B Common Stock are held by LWG Family Partners L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder.

(11)
Federated Investors, Inc. ("Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisors"), which act as investment advisors to registered investment companies and separate accounts that own shares of common stock in Central European Media Enterprises, Ltd. The Investment Advisors are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees. The trustees have collective voting control over the Parent and shared voting power over the shares listed.

(12)
Mr. Semler has sole power to vote and to dispose of these shares which consists of (i) 977,608 shares held for the account of TCS Capital International, Ltd. ("TCS Capital International"), (ii) 84,604 shares held for the account of TCS Capital, L.P. ("TCS Capital") and (iii) 398,652 shares held for the account of TCS Capital II, LP ("TCS Capital II"). TCS Capital Management, LLC, a Delaware limited liability company ("TCS Capital Management") is the investment manager of each TCS Capital International, TCS Capital and TCS Capital II. Mr. Semler is the investment manager of TCS Capital Management.

(13)
Edward C. Johnson 3d and FMR Corp each has sole power to vote and dispose of these shares which consist of: 991,300 shares owned by Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., 21,600 shares owned by Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp, and 566,200 shares owned by Fidelity International Limited ("FIL"). Edward C. Johnson 3d is the chairman of FMR Corp. and FIL and Abigail P. Johnson is a director of FMR Corp.

(14)
Includes (i) 10,000 shares of Class A Common Stock underlying options which are currently exercisable at $23.00 per share and which expire on August 1, 2007 and (ii) 10,000 shares of Class A Common Stock underlying options which are currently exercisable at an initial exercise price of $23.594 per share, which exercise price has increased and will continue to increase on the first day of each calendar quarter by one-quarter of 5.57% and which expire on June 8, 2008.

(15)
Consists of 40,000 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $19.49 per share and which expire on February 1, 2014. Does not include (i) 120,000 shares of Class A Common Stock underlying options with an exercise price of $19.49 per share which are not currently exercisable and which will not become exercisable within 60 days and expire on February 1, 2014.

(16)
Consists of (i) 3,200 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $1.958 per share and which expire on May 15, 2012; and (ii) 3,200 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.897 per share and which expire on May 21, 2013. Does not include (i) 6,400 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $1.958 per share and which expire on May 15, 2012; (ii) 9,600 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $10.897 per share and which expire on May 21, 2013; and (iii) 16,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and which will not become exercisable within 60 days and expire on June 1, 2014.

(17)
Consists of (i) 9,600 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $1.958 per share and which expire on May 15, 2012; and (ii) 6,400 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.897 per share and which expire on

  May 21, 2013. Does not include (i) 6,400 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $1.958 per share and which expire on May 15, 2012; (ii) 9,600 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $10.897 per share and which expire on May 21, 2013; and (iii) 16,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and which will not become exercisable within 60 days and expire on June 1, 2014.

(18)
Includes (i) 252,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price per share of $1.484 and which expire on March 8, 2007; (ii) 208,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price per share of $2.1375 and which expire on March 31, 2012; and (iii) 26,666 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.365 per share and which expire on May 28, 2013. Does not include 13,334 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $10.365 per share and which expire on May 28, 2013.

(19)
Consists of (i) 2,000 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $0.294 per share and which expire on May 18, 2011; (ii) 3,200 shares of Class A Common Stock underlying options which are currently exercisable, or will become exercisable within 60 days, at a price of $1.958 per share and which expire on May 15, 2012 and (iii) 3,200 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.897 per share and which expire on May 21, 2013. Does not include (i) 2,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $0.294 per share and which expire on May 18, 2011; (ii) 6,400 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $1.958 per share and which expire on May 15, 2012; (iii) 9,600 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $10.897 per share and which expire on May 21, 2013 and (iv) 16,000 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, at a price of $22.11 per share and which expire on June 1, 2014.

(20)
Consists of 6,400 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.897 per share and which expire on May 21, 2013. Does not include (i) 9,600 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $10.897 per share and which expire on May 21, 2013 and (ii) 16,000 shares of Class A Common Stock underlying options with an exercise price of $22.11 per share which are not currently exercisable and which will not become exercisable within 60 days and expire on June 1, 2014.

(21)
Ms. Mather and Mr. Zinterhofer have each been granted options to purchase 16,000 shares of Class A Common Stock with an exercise price of $22.11 per share and which expire on June 1, 2014. These options are not currently exercisable and will not become exercisable within 60 days.

(22)
Consists of (i) 120,000 shares of Class A Common Stock underlying options which are currently exercisable at an exercise price of $2.1375 per share and which expire on March 31, 2012; and (ii) 53,333 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.365 per share and which expire on May 28, 2013. Does not include 26,667 shares of Class A Common Stock underlying options with an exercise price of $10.365 per share which are not currently exercisable and which will not become exercisable within 60 days and which expire on May 28, 2013.

(23)
Consists of (i) 13,333 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $10.365 per share and which expire on May 28, 2013; and (ii) 6,666 shares of Class A Common Stock underlying options which will become exercisable within 60 days, at a price of $18.93 per share and which expire on May 4, 2014. Does not include (i) 6,667 shares of Class A Common Stock underlying options with an exercise price of $10.365 per share and which expire on May 28, 2013 which are not currently exercisable and will not become exercisable within 60 days; and (ii) 13,334 shares of Class A Common Stock underlying options with an exercise price of $18.93 per share which are not currently exercisable and which will not become exercisable within 60 days and which expire on May 4, 2014.

(24)
Ms. Williams has been granted options to purchase 20,000 shares of Class A Common Stock with an exercise price of $32.99 per share and which expire on November 21, 2014. These options are not currently exercisable and will not become exercisable within 60 days.

(25)
Includes 777,198 shares of Class A Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days. Does not include 355,602 shares of Class A Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days.

(26)
Includes (i) 100,000 shares of Class B Common Stock underlying options which are currently exercisable at an exercise price of $23.925 per share and which expire on August 1, 2007; (ii) 8,000 shares of Class B Common Stock underlying options which are currently exercisable, or which will become exercisable within 60 days, at a price of $0.2625 per share and which expire on May 18, 2011; (iii) 9,600 shares of Class B Common Stock underlying options which are currently exercisable, or which will become exercisable within 60 days, at a price of $2.0558 per share and which will expire on May 15, 2012; and (iv) 6,400 shares of Class B Common Stock underlying options which will become exercisable within 60 days, at a price of $11.44 per share and which expire on May 21, 2013. Does not include (i) 2,000 shares of Class B Common Stock underlying options, which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $0.2625 per share and which expire on May 18, 2011; (ii) 6,400 shares of Class B Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $2.0558 per share and which expire on May 15, 2012; and (iii) 9,600 shares of Class B Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $11.44 per share and which expire on May 21, 2013 and (iv) 16,000 shares of Class B Common Stock underlying options which are not currently exercisable and which will not become exercisable within 60 days, but which have an exercise price of $23.22 per share and which expire on June 1, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2004, all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

ELECTION OF DIRECTORS

        Eight directors will be nominated for election at the Meeting to serve until the Company's next annual general meeting of shareholders. All eight directors are incumbents. The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the persons listed below. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Ronald S. Lauder	Nonexecutive Chairman of the Board	61	1994
Michael Garin	Chief Executive Officer and Director	58	2003
Charles R. Frank, Jr.	Financial Advisor	67	2001
Herbert A. Granath	Chairman Emeritus, ESPN	76	2002
Alfred W. Langer	Consultant	54	2000
Bruce Maggin	Principal, the H.A.M. Media Group, LLC	61	2002
Ann Mather	Former CFO, Pixar Animation Studios	45	2004
Eric Zinterhofer	Partner, Apollo Management, L.P.	33	2004

        Ronald S. Lauder, a founder of the Company, has served as nonexecutive Chairman of the Board of the Company since its incorporation in 1994. Mr. Lauder is a principal shareholder and a director of The Estée Lauder Companies, Inc. ("Estée Lauder") and has served as Chairman of Estée Lauder International and Chairman of Clinique Laboratories, Inc., divisions of Estée Lauder, since returning to the private sector from government service in 1987. From 1986 until 1987, Mr. Lauder served as U.S. Ambassador to Austria. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. He is Chairman of the Board of Trustees of the Museum of Modern Art, President of the Jewish National Fund, former Chairman of the Council of Presidents of American Jewish Organizations, a member of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania and a member of the Visiting Committee of the Wharton School at the University of Pennsylvania. He received his B.S. in International Business from the Wharton School of the University of Pennsylvania.

        Michael N. Garin has served as Director since December 2003 and Chief Executive Officer since February 2004. Mr. Garin currently serves as a Director and Chairman of the Audit Committee of American Media, publisher of the National Enquirer, Star, Globe and other publications; a Director and member of the Audit Committee of Cablecom, the leading Swiss cable company; and a Director and member of the Audit Committee of MortgageIT Holdings, Inc., a real estate investment trust and residential mortgage bank. From 2003 to 2004, he was a Director and Chairman of the Audit Committee of AMC Theatres and a Deputy Director of Canal+ Nordique. From 2000 until January 2004, Mr. Garin served as the Chairman of Adcom Information Services, the leading U.S. cable television viewership data provider and as a director of Encoda Systems, Inc., a broadcasting technology supplier. From 1999 to 2001, Mr. Garin was President and Chief Operating Officer of Digital Convergence Corporation, an Internet technology company. In March 2002, Digital Convergence filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code.

From 1988 to 1999, Mr. Garin served ING Barings (Furman Selz) in various roles, including Executive Vice President and Member of the Management Committee. As Global Head of Media, Telecommunications and Information Services Investment Banking for Furman Selz, he was responsible for building the firm's investment banking practice in those areas. Mr. Garin was one of the founders of Lorimar Telepictures and helped run the company until it was acquired by Warner Communications in 1988. Mr. Garin received his BA degree from Harvard University and holds a Masters degree in Philosophy and the Arts.

        Charles R. Frank, Jr. has served as a Director of the Company since 2001. Mr. Frank currently serves as an advisor to Sabre Capital and RAO UES. He is a non-executive member of the Board of the Romanian-American Enterprise Fund and non-executive Chairman of Baneasa Investments, S.A. Mr. Frank was First Vice President at the European Bank for Reconstruction and Development (EBRD), and was Head of the EBRD Banking Department from 1997 until August 2001. The EBRD Banking Department originates, executes and manages EBRD's debt and equity investments in Central and Eastern Europe and the former Soviet Union. Mr. Frank was Managing Director of the Structured Finance Group at GE Capital (a financial services company), and Vice President of GE Capital Services from 1988 to 1997. Mr. Frank served as Chief Executive Officer of Frank and Company from 1987 to 1988, and Vice President of Salomon Brothers from 1978 until 1987. Mr. Frank has held senior academic and government positions, including Deputy Assistant Secretary of State and Chief Economist at the U.S. Department of State, Senior Fellow at the Brookings Institution, Professor of Economics and International Affairs at Princeton University, and Assistant Professor of Economics at Yale University. Mr. Frank graduated from Rensselaer Polytechnic Institute with a B.S. in mathematics and economics before completing a Ph.D. in economics at Princeton University.

        Herbert A. Granath has served as a Director of the Company since January 2002. Mr. Granath is Chairman Emeritus, ESPN, a cable sports network and Senior Content Advisor to Callahan Associates International LLC, a leading European cable communications operator. He has served since 1999 on the Board of Advisors of Veronis, Suhler & Associates Fund III, a billion-dollar fund investing in worldwide media, and is a Director of Crown Media Holdings, which owns and operates the Hallmark Channel. Mr. Granath was employed by ABC for over 35 years and was Chairman, Disney/ABC International (an international broadcasting company) from 1996 to January 1998 where he pioneered many aspects of ABC's expanding television business, including its successes in the cable and international programming arenas. He served as Chairman of the Board of ESPN for 16 years and Senior Vice President of ABC, Inc. from 1998 until 2001. He also served as Chairman of the Board of A&E, The History Channel, The Biography Channel and Lifetime Television, and was a founding partner and Board member of Eurosport, the largest cable network in Europe. He also served on the Boards of Telefunf, RTL2 and TM3 networks in Germany, SBS Broadcasting SA (SBS) and TVA, the Brazilian pay-TV company. Among the awards Mr. Granath has received are two Tony awards (along with six Tony nominations), an International EMMY (Lifetime Achievement in International TV), as well as a U.S. EMMY (Lifetime Achievement in Sports Television). Later this year, he will be honored by the National Association of Broadcasters as a Broadcast Pioneer and will receive the European Lifetime Achievement Award at the Rose d'Or Festival in Lucerne, Switzerland.

        Alfred W. Langer has served as a Director of the Company since 2000. Mr. Langer currently serves as a consultant to a number of privately held, mostly German companies, engaged in the area of mergers and acquisitions, structured financing and organizational matters. Mr. Langer served as Chief Financial Officer of Solvadis AG, a German based chemical distribution and trading company, from July 2001 until June 2002. Mr. Langer served as Treasurer of Celanese AG, a German listed chemical company, from October 1999 until May 2001. From June 1997 until October 1999, Mr. Langer served as Chief Financial Officer of Celanese Corp., a U.S. chemical company. Mr. Langer served as Chief Executive Officer of Hoechst Trevira GmbH, a producer of synthetic fibers, from October 1994 until July 1997. From 1988 until September 1994, Mr. Langer served as a member of the Board of

Management of Hoechst Holland N.V., a regional production and distribution company. Mr. Langer received an M.B.A. degree from the University GH Siegen.

        Bruce Maggin has served as a Director of the Company since September 2002. Mr. Maggin has served as Principal of the H.A.M Media Group, LLC, an international media investment and advisory company since 1997. From 1999 to 2002, Mr. Maggin served as the Chief Executive Officer of TDN Media, Inc., a joint venture between Thomson Multimedia, NBC Television and Gemstar-TV Guide International. TDN sells advertising on proprietary interactive television platforms. Mr. Maggin also currently is a Director and Chair of the Audit Committee of Phillips-Van Heusen Corporation. Mr. Maggin is a member of the New York State Bar. He received a BA degree from Lafayette College and JD and MBA degrees from Cornell University.

        Ann Mather has served as a Director of the Company since April 2004. Ms. Mather is also a Director of Shopping.com, Ltd. and the Wine Network, Inc. From 1999 to 2004, Ms. Mather was Executive Vice President, Chief Financial Officer and Secretary of Pixar Animation Studios. Prior to joining Pixar, she was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures. From 1993 to 1999, Ms. Mather held various executive positions at the Walt Disney Company in Los Angeles, including Senior Vice President of Finance and Administration of its Buena Vista International Theatrical Division, where she supervised operations in Europe, Asia and Latin America as well as the start up of distribution operations in several Asian markets including China, Australia and Malaysia. From 1992 to 1993, Ms. Mather worked for Disney in Paris, France where she helped establish the international theatrical distribution arm of Disney in ten European countries. From 1991 to 1992, she was the European Controller for Alico, a division of AIG, Inc. From 1989 to 1991 she was the Director of Finance for Polo Ralph Lauren Europe's retail operations, and from 1984 to 1988, Ms. Mather was at Paramount Pictures Corporation where she held various positions in London, Amsterdam and New York. She worked for KPMG in London, England between 1981 and 1984 covering a broad range of audit, tax and consulting assignments and is a Chartered Public Accountant. She has an MA degree from Cambridge University in England.

        Eric Zinterhofer has served as a Director of the Company since April 2004. Mr. Zinterhofer is a partner at Apollo Management, L.P., and has been with Apollo since 1998. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co. From 1993 to 1994, Mr. Zinterhofer was a member of the Structured Equity Group at J.P. Morgan Investment Management. Mr. Zinterhofer graduated Cum Laude from the University of Pennsylvania with BA degrees in Honors Economics and European History and received his MBA from the Harvard Business School.

        The Board of Directors has determined that the following members of the Board satisfy the independence requirements set forth in Rule 4200 of the National Association of Securities Dealers' listing standards: Charles Frank, Herb Granath, Alfred Langer, Bruce Maggin and Ann Mather.

Committees of the Board

        Audit Committee.    The Board of Directors has an Audit Committee which is composed of Messrs. Frank and Langer (Chairman) and Ms. Mather. The current members of the Audit Committee satisfy the independence and expertise requirements set forth in the National Association of Securities Dealers' listing standards. In addition, the Board has determined that Mr. Langer, Ms. Mather and Mr. Frank qualify as "audit committee financial experts". The Audit Committee is responsible for approving the appointment of the independent auditors to be retained by the Company and the engagement of the independent auditors for audit-related, tax-related and other services; reviewing with the independent auditors the scope and results of these engagements and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in June 2000. An amended and restated

Audit Committee charter was subsequently adopted by the Board of Directors on November 20, 2002 and amended March 27, 2003 and April 6, 2004. During the fiscal year ended December 31, 2004, the Audit Committee met on ten occasions.

        Compensation Committee.    The Board of Directors has a Compensation Committee which is composed of Messrs. Granath and Maggin (Chairman) and Ms. Mather. Mr. Granath and Ms. Mather were appointed to the Compensation Committee in April 2004 following the resignations of former directors Jacob Schuster and Marie-Monique Steckel from the Compensation Committee. The members of the Compensation Committee satisfy the independence requirements set forth in the National Association of Securities Dealers' listing standards. The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"), including granting options and setting the terms thereof pursuant to the 1995 Stock Option Plan. In addition, the Compensation Committee is responsible for reviewing and approving executive management agreements. During the fiscal year ended December 31, 2004, the Compensation Committee met, or acted by unanimous consent, on five occasions.

        Nominating Committee.    The Board of Directors established a Nominating Committee in April 2004 which is composed of Messrs. Granath (Chairman), Langer and Maggin. The members of the Nominating Committee satisfy the independence requirements set forth in the National Association of Securities Dealers' listing standards. During the fiscal year ended December 31, 2004, the Nominating Committee met on one occasion.

        The Nominating Committee acts under a written charter adopted by the Board of Directors in April 2004. A copy of the charter of the Nominating Committee was filed as an attachment to the 2004 Proxy Statement. The Nominating Committee is responsible generally for ensuring that the Board of the Company and its committees are appropriately constituted in order to conform with applicable legal requirements. Responsibilities of the Nominating Committee include selecting, or recommending to the Board, candidates for the Board of Directors of the Company and committees of the Board. The Nominating Committee will consider candidates who are recommended by qualifying shareholders, i.e.—any shareholder who has provided evidence that he has been the beneficial owner of at least 5% of the Class A Common Stock of the Company for at least one year. For consideration candidates must meet the criteria and qualifications specified by the Nominating Committee from time to time, including having relevant professional experience; possessing a knowledge of our business; being eligible under standards established by the SEC, NASDAQ or relevant law. These criteria apply to all nominees, whether recommended by a shareholder, management or a search firm. Recommendations must be in writing and addressed to the Chairman of the Nominating Committee in care of Central European Media Enterprises Ltd. at the address specified in the Charter. Shareholder nominations must be submitted at least 120 days before the anniversary of the previous year's annual general meeting.

        In addition, the Chairman of the Nominating Committee serves as chairman of executive sessions of the independent Directors of the Company and oversees other communications from shareholders, including proposals for items to be included in the Company's Annual General Meeting Proxy Statement and any other communications intended for the Board of Directors or management. All such correspondence should be sent to the Chairman of the Nominating Committee in care of Central European Media Enterprises Ltd. at the address specified in the charter of the Nominating Committee. Proposals for inclusion in the Company's Annual General Meeting Proxy Statement must be in writing and received at least 120 days before the anniversary of the previous year's annual general meeting.

        During the fiscal year ended December 31, 2004, the Board of Directors met, or acted by unanimous consent, on 11 occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which they served during the periods that they served.

        The Company is incorporated in Bermuda and has held its annual general meetings in Bermuda since its incorporation. Senior members of management have been present at each annual general meeting to meet shareholders and answer any questions. Historically, shareholder attendance has been extremely limited, which we attribute to our policy of regular and detailed communication with our shareholders and investors through meetings with management, quarterly earnings calls and other investor relations activities. Last year's annual general meeting was attended by one employee director. In view of the fact that shareholders have not historically attended annual general meetings, we have not adopted a specific policy regarding the attendance of directors at the annual general meeting. Attendance is left to the discretion of individual Board members.

        There is no family relationship among any directors or executive officers of the Company other than Eric Zinterhofer, who is Mr. Lauder's son-in-law.

Vote Required; Recommendation

        The election of the Board of Directors requires a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR election of the eight named nominees to the Company's Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NAMED NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

        Set forth below is certain information describing the Company's executive officers who are not nominees for director:

        Robert E. Burke, age 53, has served as President and Chief Operating Officer since March 2003 and as Vice President and Chief Operating Officer of the Company since July 2001. From 1999 to 2001, Mr. Burke served as Executive Vice President of Microcast, Inc., an internet broadcasting company which filed for bankruptcy protection in the State of Delaware on or about December 1, 2000. From 1995 to 1998, Mr. Burke served as President and Chief Executive Officer of WTN, a subsidiary of ABC based in London, United Kingdom. WTN was a diversified global news and television production company and, prior to its sale, provided news, sports, entertainment, business, and corporate programming to virtually all the world's broadcasters (including all of the stations owned by the Company) via a global 24-hour satellite network. Mr. Burke was Vice President of WTN from 1984 to 1995 and previously worked as a reporter, producer, and manager for ABC News in Washington and New York from 1980 until 1984. Mr. Burke has a BA (History) from Washington University, St. Louis, Missouri.

        Wallace Macmillan, age 47, was appointed Vice President—Finance and Chief Financial Officer in March 2003. Prior to joining the Company, Mr. Macmillan consulted for both Bertelsmann and EMI. From 1999 until his departure from EMI in 2001 Mr. Macmillan was involved in several major projects as VP Finance for the Recorded Music Division. Between 1997 and 1999 he was CFO for EMI's Virgin Sector and Latin American and South East Asian regions. From 1992 until 1997 he worked as Finance Director first of the Virgin and later of the EMI record companies in the United Kingdom, following the acquisition of Virgin Music Group by Thorn-EMI. Between 1990 and 1992 he was the International Financial Controller for Virgin Music Group in the United Kingdom. From 1988 to 1990 Mr. Macmillan worked as Director of Group Reporting for Bertelsmann Music Group in New York. From 1983 through 1987 he worked for the Bertelsmann Group in Germany in a variety of financial roles. Mr. Macmillan obtained his qualification as a Chartered Accountant while at Price Waterhouse from 1976 to 1983.

        Marina Williams, age 39, has served as Executive Vice President since November 2004. From 2003 until joining the Company, Ms. Williams served as Vice President and Managing Director of Newscorp with responsibility for the development of Fox channels in Central and Eastern Europe. From 1998 to 2003, she served as Managing Director for Central and Eastern Europe and Executive Director, TV Channels for Fox Kids Europe and was responsible for launching and managing channels and for pan-European advertising and sponsorship. From 1991 to 1998, Ms. Williams served as regional manager and later Vice President for European Business Development for Turner Broadcasting in London, England and was responsible for developing CNN and the Cartoon Network in Eastern Europe. She received an MA degree from St. Petersburg University in St. Petersrburg, Russia.

There is no arrangement or understanding between any executive officer and any other person regarding selection as an executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, Vice Chairman, President and Chief Operating Officer, Chief Financial Officer and Vice President—Finance, and Executive Vice President, who were the Company's only executive officers at the end of 2004 (together, the "Named Executive Officers") who either served as executive officers during, or were serving as executive officers at the end of, the fiscal year ended December 31, 2004, for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years.

					Long-Term Compensation
					Awards
	Annual Compensation
					Securities Underlying Options/SARs #
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $		All Other Compensation $
Michael Garin Chief Executive Officer(1)	2004 2003 2002	572,917 — —	825,000 — —	— — —	160,000 — —	17,359 — —	(7)
Frederic T. Klinkhammer Vice Chairman(2)	2004 2003 2002	625,000 625,000 430,128	— 625,000 900,000	— 16,515 157,966(6)	— 40,000 208,000	19,243 1,017,620 3,500	(7) (8) (7)
Robert E. Burke President and Chief Operating Officer(3)	2004 2003 2002	402,675 361,379 327,567	425,197 271,528 209,671	— — —	— 80,000 120,000	8,439 6,703 3,500	(7) (7) (7)
Wallace Macmillan Chief Financial Officer and Vice President—Finance(4)	2004 2003 2002	326,493 220,365 —	229,606 195,174 —	— — —	20,000 20,000 —	6,884 6,020 —	(7) (7)
Marina Williams Executive Vice President(5)	2004 2003 2002	41,759 — —	42,137 — —	— — —	20,000 — —	222 — —	(7)

(1)
Became Chief Executive Officer on February 2, 2004.
(2)
Retired on March 22, 2005 after having served as Vice-Chairman since February 2, 2004; previously Vice Chairman and Chief Executive Officer since March 2003 and Chief Executive Officer and President since March 1999.
(3)
Became President and Chief Operating Officer in March 2003; previously Vice President and Chief Operating Officer since July 2001.
(4)
Became Chief Financial Officer and Vice President—Finance in March 2003.
(5)
Became Executive Vice President on November 22, 2004.
(6)
Represents an expatriate premium paid by the Company pursuant to the terms of an employment agreement.
(7)
Represents life and health insurance benefits paid by the Company.
(8)
Long-Term Compensation included a $1,000,000 Special Long-Term Incentive Bonus that was granted to Mr. Klinkhammer pursuant to his employment agreement, which provided that if the fair market value of the Company's Class A Common Stock on December 31, 2003 was greater than $8.125 per share (the split-adjusted trading price on March 22, 1999) and the percentage increase in such share price was greater than the percentage increase in the NASDAQ composite average during the period from March 22, 1999 to December 31, 2003, he would be entitled to such bonus. In addition, he received $17,620 in life and health insurance benefits paid by the Company.

        No restricted stock, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the time periods described above.

Option Grants In Last Fiscal Year

        The following table sets forth information with respect to grants of options to purchase shares of Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
		Percent of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted
Name			Exercise or Base Price ($/sh)(1)	Expiration Date(2)	5% ($)	10% ($)
Michael Garin	160,000	38.14%	$19.49	2/1/14	$2,215,122	$5,778,759
Wallace Macmillan	20,000	4.77%	$18.93	5/4/14	$268,934	$701,590
Marina Williams	20,000	4.77%	$32.80	11/21/14	$465,983	$1,215,645

(1)
The exercise price is set by the Compensation Committee, but may be not less than the fair market value of the Common Stock on the date of grant of the option. Options for Michael Garin were granted on February 2, 2004; options for Wallace Macmillan were granted on May 5, 2004 and options for Marina Williams were granted on November 22, 2004.

(2)
All options granted to Michael Garin will vest in four equal installments on each of the first four anniversaries of the date of grant; all options granted to Mr. Macmillan and Ms. Williams will vest in three equal installments on each of the first three anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2004 by the Named Executive Officers and the value at December 31, 2004 of unexercised stock options held by the Named Executive Officers.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1) Exercisable/Unexercisable
Michael Garin	0	0	0/160,000	0/3,108,800
Frederic T. Klinkhammer	900,000	$20,989,000	404,168/95,832	14,915,018/3,311,720
Robert E. Burke	0	0	106,677/93,333	3,704,067/2,944,233
Wallace Macmillan	0	0	6,667/33,333	190,367/780,533
Marina Williams	0	0	0/20,000	0/122.400

(1)
Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

Compensation of Directors

        The Company pays a cash fee to each of its non-employee directors (except Messrs. Lauder and Zinterhofer) of $50,000 per annum. In addition, on the day of each annual general meeting of the Company's shareholders during the term of the 1995 Stock Option Plan, each non-employee director of the Company (including for these purposes the Chairman) who has served as a director since the last annual general meeting of shareholders has been granted options to purchase 16,000 shares of Class A Common Stock (in the case of the Chairman, Class B Common Stock if such grant is approved by the Board). For non-employee directors, the exercise price of the options is equal to the average of the closing price of a share of Class A Common Stock for the 10 business days following the annual meeting (105% of the fair market value of a share of Class A Common Stock in the case of an option to acquire Class B Common Stock). The options vest over a four-year period from the date of grant and expire 10 years from the date of grant. In the event the amendment to the 1995 Stock Option Plan (which is attached hereto as Exhibit A) is approved by shareholders, the terms of the annual non-discretionary grant to non-employee directors will change as of the date of the Meeting as described under "Amendment to 1995 Stock Option Plan" below.

        The Company reimburses each director for expenses in connection with attending meetings of the Board of Directors. Members of the Audit Committee are paid an additional annual cash fee of $12,000. Members of the Compensation Committee receive an additional annual cash fee of $5,000. Otherwise, no separate compensation is paid to any director for serving on committees. Directors who are also employees of the Company receive no additional compensation for service as a director.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Michael Garin

        Michael Garin, Chief Executive Officer of the Company, has an employment agreement dated as of February 2, 2004 with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Garin is entitled to receive an aggregate annual salary of US $625,000, which may be increased annually at the discretion of the Compensation Committee. Mr. Garin has the opportunity to earn an annual cash bonus in an amount not to exceed his annual base salary. One-half of such bonus shall be based on objective criteria and one-half shall be based on subjective criteria established by the Board. Pursuant to Mr. Garin's employment agreement, the Company is required to name Mr. Garin to its Board of Directors and the Board is required to nominate Mr. Garin for election to the Board of Directors of the Company for so long as he remains employed by the Company.

        Mr. Garin's employment agreement is for a term expiring on January 31, 2008. The Company may terminate the employment agreement at any time. Upon early termination of Mr. Garin's employment agreement by the Company (other than for cause or on death or disability), Mr. Garin is entitled to seek any loss of compensation or loss of other entitlements that may be available as a matter of law.

        Mr. Garin may terminate the agreement at any time on 90 days' notice without further entitlement. In the event Mr. Garin terminates his employment agreement, any options that have become exercisable as of such termination date may be exercised for a period of 90 days following such date.

        Under his employment agreement, Mr. Garin has been granted an option to purchase 160,000 shares of Class A Common Stock at an exercise price of $19.49 per share. Such options vest in four equal annual installments on January 31, 2005, 2006, 2007 and 2008. Such options expire on February 1, 2014. In the event the Company terminates Mr. Garin's employment agreement before the end of its term other than for cause, all such options held by Mr. Garin shall become vested and shall be exercisable for a period of 90 days from the date of such early termination.

Frederic T. Klinkhammer

        Frederic T. Klinkhammer, our former Vice Chairman, had an amended and restated employment agreement dated as of February 22, 2003 with the Company. The term of this agreement expired on March 22, 2005.

        The employment agreement provided that Mr. Klinkhammer would serve as Vice Chairman and Chief Executive Officer of the Company and that without affecting the other terms and conditions of this employment agreement, the Company was entitled remove the title and responsibilities as Chief Executive Officer at any time, which occurred on February 2, 2004. From April 1999 until February 2003, Mr. Klinkhammer was employed as President and Chief Executive Officer of the Company and a wholly-owned subsidiary of the Company. Prior to March 1999, Mr. Klinkhammer served as Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Managing Director and Chief Operating Officer of such subsidiary. Under the employment agreements, Mr. Klinkhammer was originally entitled to receive a base salary of $350,000 per year which increased annually, commencing on March 23, 2000, by 5% or such greater amount determined at the option and sole discretion of the Compensation Committee, and an expatriate premium of UK £104,000 per annum (plus an additional amount based on the increase in the consumer price index in the London metropolitan area). The employment agreements provided for an annual cash bonus opportunity of 75% of base salary if performance was at 100% of target performance goals established by the Compensation Committee for such year and 100% of his base salary if performance was at or above 150% of such target. 60% of the bonus was based on the achievement of Company wide objectives established by the Compensation Committee and 40% of the bonus was based on an evaluation of personal performance as determined by the Compensation Committee. For 2003, Mr. Klinkhammer's base salary was increased to $625,000 and the expatriate premium was eliminated since Mr. Klinkhammer was no longer resident in the United Kingdom. The employment agreements also provided that Mr. Klinkhammer receive an additional one time, Special Long-Term Incentive Bonus of $1,000,000 if he is employed by the Company or any successor corporation to the Company on December 31, 2003 and if the price of the Class A Common Stock has increased from its price as of March 22, 1999 (i.e., $8.3125 per share, adjusted for stock splits) and the percentage increase exceeds that of the Nasdaq Composite Index for such period. Mr. Klinkhammer received this bonus in January 2004 and an additional $625,000 performance bonus in March 2004. Pursuant to Mr. Klinkhammer's employment agreement with the Company, as amended, the Company was required to name Mr. Klinkhammer to its Board of Directors and the Board was required to nominate Mr. Klinkhammer for election and re-election to the Board of Directors of the Company during his term of employment with the Company.

        Mr. Klinkhammer's employment agreements also contain noncompetition provisions applicable during the term of the employment agreement and for a two-year period thereafter, prohibit Mr. Klinkhammer from using confidential information of the Company during the term of the employment agreements and thereafter, and specify certain benefits and perquisites that Mr. Klinkhammer shall be entitled to receive.

        Pursuant to the terms of his employment agreements, which have not been extended, Mr. Klinkhammer will serve as a part-time consultant for two years following expiration on March 22, 2005 and he will be paid $250,000 per annum. Mr. Klinkhammer is presently serving as a part-time consultant to the Company.

        In March 2000, the Board of Directors (acting without the participation of Mr. Klinkhammer) upon the recommendation of the Compensation Committee cancelled all previously granted options to acquire shares of Class A Common Stock which had been granted to Mr. Klinkhammer under one of his employment agreements and awarded to Mr. Klinkhammer options to acquire 1,056,000 shares of the Class A Common Stock at an exercise price equal to $1.484 per share. This award was approved by the shareholders at the 2000 Annual General Meeting of Shareholders. Mr. Klinkhammer exercised options to purchase 300,000 of such shares in February 2004, options to purchase 204,000 of such shares in May 2004 and options to purchase 300,000 of such shares in August 2004. Options to acquire the remaining 252,000 shares of Class A Common Stock pursuant to this award are currently vested. All such options have an expiration date of March 8, 2007. In April 2001, the Company awarded to Mr. Klinkhammer an option to purchase 96,000 shares of Class A Common Stock at an exercise price of $0.1565 per share. Such options vested in three equal annual installments on each of the first three anniversaries of the date of the grant. Mr. Klinkhammer exercised all 96,000 options in May 2004. In April 2002, the Company awarded to Mr. Klinkhammer an option to purchase 208,000 shares of Class A Common Stock at an exercise price of $2.138 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. All such options pursuant to this award are currently vested as of April 1, 2005. Such options expire on March 31, 2012. All such options granted to Mr. Klinkhammer are exercisable in the event that Mr. Klinkhammer's employment is terminated by the Company as a result of a change in control of the Company. In May 2003, the Company awarded Mr. Klinkhammer options to acquire 40,000 shares of Class A Common Stock of the Company at an exercise price of $10.365 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. 13,333 of the options granted in May 2003 are currently vested. Such options expire on May 28, 2013.

Robert Burke

        Robert Burke, President and Chief Operating Officer of the Company, has an employment agreement dated as of July 16, 2001, with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Burke is entitled to receive an aggregate annual salary of UK £225,000, which may be increased each July at the Company's discretion. In addition, Mr. Burke was entitled to a monthly UK £3,500 allowance payable until such time as the Board of Directors of the Company approved an initial stock option grant to Mr. Burke. However, even after the initial stock option grant, the Compensation Committee agreed to continue to pay this amount to Mr. Burke. Mr. Burke has the opportunity to earn an annual cash bonus for each full year with a target amount of 33% of yearly compensation ("Burke Target Amount"), based upon the subsidiary Company's performance on a combined EBITDA basis in relation to the Company's budgeted goals. If 85% of the budgeted goal is achieved, Mr. Burke will be eligible for a bonus of 50% of the Burke Target Amount. If EBITDA is 150% of budget, Mr. Burke will be eligible for a bonus payment of up to 200% of the Burke Target Amount for such performance. Mr. Burke's employment agreement also contains non-competition provisions applicable for a one year period following the termination of the agreement, prohibits Mr. Burke from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Mr. Burke shall be entitled to receive. Mr. Burke's employment agreement is for an indefinite term. The Company can terminate the agreement upon 12 months written notice or at any time if the Company makes a lump sum payment in lieu of the 12 months notice.

        In April 2002, the Company awarded to Mr. Burke options to acquire 120,000 shares of the Class A Common Stock at an exercise price of $2.138 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. All such options are currently vested as at April 1, 2005. Such options expire on March 31, 2012. In May, 2003, the Company awarded Mr. Burke options to acquire 80,000 shares of Class A Common Stock of the Company at an exercise price of $10.365 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. 26,667 of the options granted in May 2003 are currently vested. Such options expire on May 28, 2013.

Wallace Macmillan

        Wallace Macmillan, Chief Financial Officer and Vice President Finance of the Company has an employment agreement dated March 17, 2003 with a wholly-owned subsidiary of the Company. Under the employment agreement, Mr. Macmillan is entitled to receive an aggregate annual salary of UK £200,000, which may be increased each March at the Company's discretion. Mr. Macmillan has the opportunity to earn an annual cash bonus for a pro rata portion of 2003 and each full year thereafter with a target amount of 33 1/3% of yearly compensation ("Macmillan Target Amount"), and is based upon the performance of the Company on a combined EBITDA basis in relation to budgeted goals and also on personal performance goals. If 85% of the budgeted goal is achieved, Mr. Macmillan will be eligible for a bonus of 50% of the Macmillan Target Amount. If EBITDA is 150% of budget, Mr. Macmillan will be eligible for a bonus payment of up to 200% of the Macmillan Target Amount. Mr. Macmillan's employment agreement also contains non-competition provisions applicable for a one-year period following the termination of the agreement, prohibits Mr. Macmillan from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Mr. Macmillan shall be entitled to receive. Mr. Macmillan's employment agreement is for an indefinite term. However, the Company's wholly-owned subsidiary may terminate the employment agreement upon 12 months written notice or at any time if the Company's subsidiary makes a payment in lieu of notice. Mr. Macmillan may terminate his employment at any time for good reason or with 90 days notice for any reason.

        In May 2003, the Company awarded Mr. Macmillan options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $10.365 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. 6,667 of the options granted in May 2003 are currently vested. Such options expire on May 28, 2013. In May 2004, the Company awarded Mr. Macmillan options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $18.93 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. None of the options granted in May 2004 are currently vested. Such options expire on May 4, 2014.

Marina Williams

        Marina Williams, Executive Vice President of the Company, has an employment agreement dated November 22, 2004 with a wholly-owned subsidiary of the Company. Under the employment agreement, Ms. Williams is entitled to receive an aggregate annual salary of UK £200,000, which may be increased each November at the Company's discretion. Ms. Williams has the opportunity to earn an annual cash bonus for a pro rata portion of 2004 and each full year thereafter with a target amount of 33 1/3% of yearly compensation ("Williams Target Amount"), and is based upon the performance of the Company on a combined EBITDA basis in relation to budgeted goals and also on personal performance goals. If 85% of the budgeted goal is achieved, Ms. Williams will be eligible for a bonus of 50% of the Williams Target Amount. If EBITDA is 150% of budget, Ms. Williams be eligible for a bonus payment of up to 200% of the Williams Target Amount. Ms. William's employment agreement also contains non-competition provisions applicable for a one-year period following the termination of the agreement that prohibits Ms. Williams from using confidential information of the Company during the term of the employment agreement and thereafter, and specifies certain benefits and perquisites that Ms. Williams shall be entitled to receive. Ms. William's employment agreement is for a three-year period ending on November 21, 2007. The Company's wholly-owned subsidiary may terminate the employment agreement at any time if the Company's subsidiary makes a payment in lieu of notice. Ms. Williams may terminate her employment at any time on six months' notice for any reason.

        On November 22, 2004, the Company awarded Ms. Williams options to acquire 20,000 shares of Class A Common Stock of the Company at an exercise price of $32.80 per share. Such options vest in three equal installments on each of the first three anniversaries of the date of the grant. None of the options granted in November 2004 are currently vested. Such options expire on November 21, 2014.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee at the end of the fiscal year ended December 31, 2003 were Bruce Maggin, Jacob Z. Schuster, Marie-Monique Steckel. In April 2004, Mr. Granath and Ms. Mather replaced Mr. Schuster and Ms. Steckel on the Compensation Committee, following the resignations of Mr. Schuster and Ms. Steckel from the Board of Directors.

AUDIT COMMITTEE REPORT

To Our Shareholders:

        We have reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004.

        We have discussed with Deloitte & Touche, the independent auditor for the Company, the matters required to be discussed by the Statements on Auditing Standards No. 61, Communications With Audit Committees, as amended.

        We have also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with Deloitte & Touche its independence.

        Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

                      Submitted by
                       ALFRED W. LANGER
                      CHARLES R. FRANK, JR.
                      ANN MATHER

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee administers the Company's compensation programs for the Company's executive management and also administers the Company's stock option plans.

Compensation Objectives and Policies

        The Compensation Committee seeks to provide compensation packages to the Company's executive officers that will motivate them and retain their services. The Compensation Committee has adopted the following basic objectives and policies for compensating the Company's executive officers:

  •
  rewarding executives for their contributions based on one-year corporate operational targets and implementation of longer term strategic goals;

  •
  balancing salary and bonus compensation with long-term incentives to reinforce achievement of annual corporate targets and strategic goals of the Company; and

  •
  aligning the interests of the Company's executive officers to those of the Company's shareholders through equity-based compensation in order to enhance shareholder value over time.

        Each major compensation component is structured to provide significant differentiation based on individual performance. The major components are: base salary, an annual cash incentive award and stock incentives, traditionally in the form of stock options.

Base Salary

        Base salaries are intended to provide regular compensation at a sufficient level to retain and motivate the Company's executive officers.

Annual Bonus

        The Company's annual bonus plan for the Company's executive officers provides participants an opportunity to earn bonuses equal to a specified percentage of their salaries. A portion of the bonus (determined by the Compensation Committee) is generally based on the achievement of company-wide financial objectives (such as revenues and Segment EBITDA* ) established by the Compensation Committee, and the remainder is based on an evaluation of personal performance submitted by management and approved by the Compensation Committee. The performance of the Chief Executive Officer is evaluated solely by the Compensation Committee.

*
For a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable financial measurements in accordance with GAAP, see the Company's Annual Report on Form 10-K for the year ended December 31, 2004 which accompanies this Proxy Statement.

Stock Options

        Stock options are an integral part of the pay packages of the Company's executive officers. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of the Company's executive officers with those of the Company's shareholders. In each case, the exercise price of an option to purchase shares of Class A Common Stock will not be less than the fair market value of the Class A Common Stock on the date the grant is approved by the Compensation Committee. The Compensation Committee may elect to accelerate the vesting schedule of options based on the satisfaction of certain Company performance goals.

        Options will generally not be fully exercisable until four years after the option grant, which provides executives an incentive to increase shareholder value over the long term, since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options under the 1995 Stock Option Plan generally expire on the earlier of their stated expiration date or (i) one year after termination of an executive's employment, if such employment is terminated by reason of disability, death or retirement at or after age 65, or (ii) 90 days after termination of an executive's employment, if such employment is terminated by the Company or a subsidiary other than for cause, or by the executive's voluntary termination. However, in the event that the executive's employment is terminated for cause, options under the 1995 Stock Option Plan which have not expired or otherwise been cancelled terminate immediately.

Fiscal Year 2004

Compensation of the Chief Executive Officer

        Michael Garin was appointed as the Company's Chief Executive Officer in February 2004. Frederic T. Klinkhammer had served as the Company's Chief Executive Officer from March 1999 through January 2004. Mr. Garin has entered into an employment agreement dated March 20, 2004 with a wholly-owned subsidiary of the Company. In setting Mr. Garin's compensation package, a number of factors were considered, including: the desire to provide an incentive to him to achieve the short and long-term strategy of the Company; the unique skills and experience of Mr. Garin in the international media business both in media-related business and as an investment banker with significant experience in media transactions, which the Board of Directors believed would be necessary to lead the Company during its current stage of development; and the total compensation of key executives at other media companies. His employment agreement provides:

Salary

        An initial base salary of $625,000 per year with any increase in base salary per year to be determined at the option and sole discretion of the Compensation Committee.

Stock Options

        In February 2004, the Company awarded to Mr. Garin options to purchase 160,000 shares of Class A Common Stock at an exercise price of $19.49 per share. Such options vest in four equal installments. The options will expire on February 1, 2014. In making this option grant in 2004, the Compensation Committee gave consideration to creating a suitable performance incentive Mr. Garin in conjunction with his joining the Company.

Annual Bonus

        On March 14, 2005, Mr. Garin received a $625,000 performance bonus for year 2004 in accordance with the terms of his employment agreement. The Compensation Committee also elected to award Mr. Garin a one-time bonus of $200,000 in acknowledgement of the outstanding achievements of Mr. Garin in both corporate and personal performance objectives:

  •
  The Company reported Segment EBITDA* of $74.2 million for the year ended December 31, 2004, a 65% increase over Segment EBITDA* for the year ended December 31, 2003.

*
For a quantitative reconciliation of these non-GAAP financial measures to the most directly comparable financial measurements in accordance with GAAP, see the Company's Annual Report on Form 10-K for the year ended December 31, 2004 which accompanies this Proxy Statement.

  •
  The Company reported consolidated net revenues of $182.3 million for the year ended December 31, 2004, a 46% increase over consolidated net revenues for the year ended December 31, 2003.

  •
  The Company entered into an agreement to acquire TV Nova in the Czech Republic

  •
  The Company increased its ownership interest in our Romanian operations to 80% and the Romanian operations successfully launched a second cable channel.

  •
  Active management of investor relations resulted in additional analyst coverage of the Company.

        The Company's publicly traded Common Stock significantly outperformed its peer group, as reflected in the performance graph. In addition, Mr. Garin has recruited and promoted key personnel in order to continue to strengthen the Company's management team.

        The Compensation Committee endeavors to ensure that the Company's compensation programs are fiscally responsive, competitive with our peer group and and based on performance. The Compensation Committee will continue to review and monitor the compensation of senior management and their development to ensure that the objectives continue to be met.

                      Compensation Committee
                      BRUCE MAGGIN
                      HERBERT GRANATH
                      ANN MATHER

PERFORMANCE GRAPH

        The following performance graph is a line graph comparing the change in the cumulative shareholder return of the Class A Common Stock against the total cumulative total return of the Nasdaq Composite Index and the Dow Jones World Broadcasting Index between December 31, 1999 and December 31, 2004.

        Value of $100 invested at December 31, 1999 as of December 31, 2004:

Central European Media Enterprises Ltd.	$593.02
NASDAQ Composite Index	$85.29
Dow Jones World Broadcasting Index(1)	$99.21

(1)
This index includes 20 companies, many of which are non-U.S. based. Accordingly, the Company believes that the inclusion of this index is useful in understanding the stock performance of the Company compared to companies in the television broadcast and cable industry.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004, about Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

	Equity Compensation Plan Information
	(a)		(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,705,017	(1)	$12.89	614,705	(2)
Equity compensation plans not approved by security holders	0	(3)	—	1,000,000

Total				1,614,705

(1)
This number consists of options outstanding at December 31, 2004 under the Company's 1994 Stock Option Plan and 1995 Stock Option Plan.

(2)
This number includes the aggregate number of shares of Common Stock that remains available for future issuance, at December 31, 2004 under the Company's shareholder approved equity compensation plans, consisting of 614,705 shares available under the 1995 Stock Option Plan. The term of the 1994 Stock Option Plan expired on July 11, 2004. Any option outstanding under the 1994 Stock Option Plan at the time of the termination of the Plan will remain outstanding until such option has been exercised or has expired in accordance with its terms.

(3)
The Company's 1998 Stock Appreciation Rights Plan (the "SAR Plan") allows the Company to grant up to 1,000,000 SARs. The SARs are subject to substantially the same general conditions as apply to options granted under the 1995 Stock Option Plan. When SARs are exercised, the grantee will receive in cash the amount by which the Company's stock price exceeds a base price fixed by the Compensation Committee at the time of grant. There were no SARs outstanding at December 31, 2004.

AMENDMENT TO 1995 STOCK OPTION PLAN

Amended and Restated 1995 Equity Incentive Plan

        In August 1995, the Board of Directors adopted the 1995 Stock Option Plan, the adoption of which was ratified by the shareholders of the Company at its annual general meeting in 1996. The 1995 Stock Option Plan has been amended several times. On April 11, 2005, the Board of Directors has adopted, subject to approval by the shareholders of the Company, an amendment and restatement of the 1995 Stock Option Plan (the "Amended 1995 Plan") to provide for an additional 876,000 shares of Common Stock to be subject to the Amended 1995 Plan and to provide for the granting of restricted stock and restricted stock units.

        We are asking shareholders to approve the Amended 1995 Plan. The Amended 1995 Plan will allow the Company, under the direction of the Compensation Committee, to make broad-based grants of non-incentive stock options, restricted stock awards and restricted stock units to employees and non-employee directors. The purpose of these stock awards is to attract and retain talented employees and non-employee directors, further align their interests and those of our shareholders and to continue to link employee compensation with the Company's performance.

        If the shareholders approve the Amended 1995 Plan, 876,000 additional shares of Common Stock of the total authorized will be available for grants by the Compensation Committee. Under the 1995 Stock Option Plan, 614,705 shares remain available for grant (as set forth in the table above). Following the ten-year anniversary of the initial adoption of the Amended 1995 Plan in August 2005, no incentive stock options can be granted under the Amended 1995 Plan.

        Employees of the Company and certain of its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Amended 1995 Plan. The Compensation Committee will determine which individuals will participate in the Amended 1995 Plan. Approximately 40 employees of the Company and its Subsidiaries and seven non-employee directors are eligible to participate in the Amended 1995 Plan if the Amended 1995 Plan is administered in a manner similar to the 1995 Stock Option Plan.

Vesting and Exercise of Stock Options

        The exercise price of stock options granted under the Amended 1995 Plan may not be less than the fair market value (generally, the closing price of the Company's shares on the day of grant) of the Class A Common Stock on the date of grant. The term of these awards is determined by the Compensation Committee but may not be longer than ten years. The Committee will determine at the time of grant when each such award becomes vested and/or exercisable. Vesting is accelerated on a change in control as defined in Section 409A of the Internal Revenue Code of 1986, as currently in effect (the "Code").

Vesting of Restricted Stock Awards and Restricted Stock Unit Awards

        The Committee may make the grant, issuance, retention and/or vesting of restricted stock awards and restricted stock unit awards contingent upon continued employment with the Company, the passage of time, or such performance criteria and the level of achievement against such criteria. The vesting schedule shall be set by the Committee at the time of grant and shall not exceed ten years. Awards of restricted stock units may be settled in Class A Common Stock or cash, as decided by the Compensation Committee (based on the fair market value of such restricted stock unit as determined by reference to the fair market value of a Class A Common Stock on the date the restricted stock unit has vested). Vesting of restricted stock awards and vesting and exercisability of restricted stock units is accelerated on a change in control as defined in Section 409A of the Code.

        Performance criteria specified by the Compensation Committee in the award may include: (i) attainment of or growth in a specified level of earnings per share, (ii) Common Stock price appreciation, (iii) attainment of or growth in a specified level of net income or net operating income, (iv) earnings before interest and taxes, (v) revenues, (vi) market share, (vii) cost reduction goals, (viii) return on equity, (ix) operating cash flow, (x) return on assets, (xi) the completion of certain corporate transactions or other strategic objectives, or (xii) a combination of the foregoing, so long as there is a "substantial risk of forfeiture" within the meaning of Section 409A of the Code.

Amendments and Termination

        The Amended 1995 Plan provides generally that vested options expire on the earlier of their stated expiration date or (i) one year after termination of a participant's employment, if such employment is terminated by reason of disability, death or retirement at or after age 65, or (ii) 90 days after termination of a participant's employment, if such employment is terminated by the Company or a subsidiary other than for cause or by the executive's voluntary termination. However, in the event that the participant's employment is terminated for cause, options under the Amended 1995 Plan which have not expired or otherwise been cancelled terminate immediately.

        The Amended 1995 Plan provides for the adjustment (or substitution) of the number of shares available for grant of awards and the number of shares for which any award is exercisable (as well as the exercise price) in the event of a stock split, combination of shares, share exchange or other combination or reclassification.

        The Amended 1995 Plan may be terminated by the Board of Directors of the Company or amended by the Board of Directors, subject to approval of the holders of a majority of the Common Stock of the Company voting as a single class for material amendments.

Amended 1995 Plan Benefits

        Pursuant to the terms of the Amended 1995 Plan, non-employee directors of the Company will be eligible to receive on the date of the Meeting and each annual general meeting thereafter either (i) 6,000 non-incentive stock options or (ii) a combination of non-incentive stock options, restricted stock and restricted stock units whose aggregate value is equal to the value of 6,000 non-incentive stock options on the date of grant. Subject to that limitation on total value, the Compensation Committee has discretion to determine the components the annual automatic grant. For purposes of determining the value of 6,000 non-incentive stock options, the Compensation Committee shall calculate a U.S. dollar amount using the methodology that is employed by the Company for valuing options in its most recent annual financial statements. For purposes of determining the number of shares of any restricted stock or restricted stock units, the U.S. dollar amount allocated to such award shall be divided by the fair market value of a share of the Company's Class A Common Stock on the date of grant.

        The following table shows, in the aggregate, the number of non-incentive options that may be granted in 2005 to our seven non-employee directors pursuant to the automatic grant provisions for non-employee directors.

Name and Position	Number of Options
Non-employee directors	6,000

        It is not possible to determine either the value of a grant of 6,000 non-incentive stock options or, alternatively, the number of shares of restricted stock or the number of restricted stock units that the Compensation Committee could grant in lieu of such options as neither their value nor the fair market value of the Class A Common Stock of the Company can be determined until the date of grant. Future awards under the Amended 1995 Plan to executive officers and employees, and any future awards to non-employee directors in addition to those granted automatically pursuant to the grant formula, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

Benefits Under the 1995 Stock Option Plan

        The amount of shares received by the indicated persons or groups under the 1995 Stock Option Plan since its inception are as follows:

Name	Number of Shares
Ronald S. Lauder	178,000
Michael Garin	160,000
Charles R. Frank, Jr	48,000
Herbert A. Granath	48,000
Frederic T. Klinkhammer	1,400,000
Alfred W. Langer	58,000
Bruce Maggin	32,000
Ann Mather	16,000
Eric Zinterhofer	16,000
Robert E. Burke	200,000
Wallace Macmillan	40,000
Marina Williams	20,000
Current Executive Officers as a Group	420,000
Current Directors who are not Executive Officers as a Group	396,000
All Employees (excluding current Executive Officers)	448,100

U.S. Tax Consequences

        The following discussion of U.S. Federal income tax consequences is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. These tax consequences apply to participants who are subject to U.S. federal income tax. In addition, such participants may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

        Stock option grants under the Amended 1995 Plan may be non-qualified stock options governed by Section 83 and 409A of the Code or, if granted to employees prior to August 1, 2005, may be intended to qualify as incentive stock options under Section 422 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option. The Company's practice has been to grant non-qualified stock options. Under current U.S. tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. A participant will have no taxable income upon exercising an incentive stock option (except that alternative minimum tax may apply). However, during the participant's lifetime, an option is treated as an incentive stock option only if the option is exercised no later than three months (one year, in the case of a disabled participant) after the date the participant's employment with the Company terminates.

        The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the non-qualified option will be equal to the sum of the exercise price of the option and the amount included in income with respect to the option. In the case of an incentive stock option, capital gain or loss on a subsequent sale or other disposition of the shares (made after the requisite holding period is satisfied, in the case of a sale or disposition during the participant's lifetime) will be measured by the difference between the amount realized on the disposition and the exercise price of the option. The requisite holding period of shares acquired by exercise of an incentive stock option is two years from the date of grant of the option and one year from the date of exercise of the option. If the requisite holding period is not satisfied upon the sale or disposition, during the participant's lifetime, of shares acquired by the exercise of an incentive stock option, the portion of any gain that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the exercise price or (b) the amount realized on the sale or disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain.

        Restricted stock awards and restricted stock units are governed by Section 83 and Section 409A of the Code. For restricted stock awards generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" as defined in the Code (e.g., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. For restricted stock units, the award becomes taxable when payment is made or the shares are issued with respect to the restricted stock units in accordance with the payment schedule set forth in the relevant restricted stock unit agreement. In the case of restricted stock awards or restricted stock units settled in shares, income tax is paid on the fair market value of the stock when the shares are issued, and then at capital gain rates when the shares are sold.

Vote Required; Recommendation

        The adoption and approval of the Amended and Restated 1995 Stock Incentive Plan requires a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR the adoption and approval of the Amended and Restated 1995 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN.

ADOPTION OF FINANCIAL STATEMENTS

        The Audit Committee of the Board of Directors has approved the audited financial statements for the Company's fiscal year ended December 31, 2004 (the "Financial Statements") for presentation to the shareholders at the Annual General Meeting of Shareholders. Under Bermuda law, the shareholders are requested to adopt financial statements; under Bermuda law, the adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements. The Financial Statements are included in the Company's Form 10-K accompanying this Proxy Statement.

Vote Required; Recommendation

        The adoption of the Financial Statements requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of proxy will be voted FOR adoption of the Financial Statements and the auditors' report thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

SELECTION OF AUDITORS

        At the recommendation of the Audit Committee, the Board of Directors recommends to the shareholders that Deloitte & Touche LLP be appointed to serve as the independent registered public accounting firm of the Company in respect of the fiscal year ending December 31, 2005. In addition, the Board of Directors recommends to the shareholders that the shareholders authorize the Board of Directors, acting through the Audit Committee, to approve the auditors' fee.

        Representatives of Deloitte & Touche LLP will be invited to attend the Meeting in order to have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders.

Audit Fees

        Deloitte & Touche LLP is the Company's principal independent registered public accounting firm. Deloitte & Touche LLP's audit fees for auditing the Company's annual consolidated financial statements for the year ended December 31, 2003, reviews of the Company's interim financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission, services related to an SEC review of a Form S-3 and the Form 10-K/A filed with the Securities Exchange Commission as well as an audit of certain Dutch subsidiaries during 2003 were $2,117,000. Deloitte & Touche LLP's audit fees for auditing the Company's annual consolidated financial statements for the year ended December 31, 2004 and reviews of the Company's interim financial statements included in the Company's Forms 10-Q, and services related to the Section 404 attestation undertaken for the year ended December 31, 2004 were $2,005,000.

Audit Related Fees

        Deloitte & Touche LLP's audit-related fees for the year ended December 31, 2003 were $823,000. Audit-related fees in 2003 were incurred in respect of services provided by Deloitte & Touche LLP relating to the reorganization of Company operations in Slovenia and Romania as well as advice regarding compliance with recently enacted regulatory and accounting rules in the United States. Deloitte & Touche LLP's audit-related fees for the year ended December 31, 2004 were $847,000. Audit-related fees in 2004 were incurred in respect of services provided by Deloitte & Touche LLP relating to the purchase of an additional 14% interest in our operations in Romania, a Section 404 "dummy" attestation, general advice regarding compliance with recently enacted regulatory and accounting rules in the United States and work related to business development projects.

Tax Fees

        Deloitte & Touche LLP's tax fees for the year ended December 31, 2003 were $1,195,000 and for the fiscal year ended December 31, 2004 were $425,000. Tax fees in 2004 were incurred for advice provided by Deloitte & Touche LLP in respect of general tax advice and tax compliance matters, including advice in respect of tax compliance in the Netherlands and restructuring related to operations in Ukraine. Tax fees in 2003 were incurred for advice provided by Deloitte & Touche LLP in respect of general tax advice and tax compliance matters, including advice in respect of a tax compliance in the Netherlands related to the Company's UNCITRAL arbitration award against the Czech Republic and tax compliance in the United Kingdom.

All other Fees

        There were no other fees paid to Deloitte & Touche LLP for the year ended December 31, 2003 or the year ended December 31, 2004.

        The Audit Committee of the Board of Directors has considered whether the provision of the services in respect of Audit-related Fees, Tax Fees and All Other Fees is compatible with maintaining Deloitte & Touche LLP's independence prior to the incurrence of such Fees in accordance with the Charter of the Audit Committee. All engagements of the auditors are approved in advance by the Audit Committee. At the beginning of the fiscal year, management presents for approval by the Audit Committee a range of services to be provided by the auditors and estimated fees for such services for the current year. Any services to be provided by the auditors that are not included within such range of services are approved on a case-by-case basis by the Audit Committee. Management provides reports to the Audit Committee on at least a quarterly basis on the status of the services provided and the level of fees incurred in respect of each service. The Company did not approve the incurrence of any fees pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

Vote Required; Recommendation

        The appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company in respect of the fiscal year ending December 31, 2005 and the authorization of the Board of Directors to approve the auditors' fee requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. Abstentions and broker non-votes will be included in determining the presence of a quorum, but are not counted as votes cast. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm in respect of the fiscal year ending December 31, 2005 and for the Board of Directors to approve the auditors' fee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUUNTING FIRM IN RESPECT OF THE FISCAL YEAR ENDING DECEMBER 31, 2005 AND A VOTE IN FAVOR OF AUTHORIZING THE BOARD OF DIRECTORS TO APPROVE THE AUDITORS' FEE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 27, 2003 the Company paid US$4.7 million to Ronald Lauder, the Company's non-executive Chairman and controlling shareholder, reimbursing costs previously incurred by RSL Management Inc., an entity owned by Ronald Lauder, in pursuing its Czech Republic arbitration. The payment was approved unanimously by the independent directors of the Company following a review of the ways in which the Lauder arbitration contributed to the success of the Company in its Uncitral Arbitration.

SHAREHOLDER PROPOSALS

        Shareholder proposals must be received by the Company at its principal executive office by December 23, 2005 in order to be considered for inclusion in proxy materials distributed in connection with the 2006 annual general meeting of shareholders.

        The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2006 annual general meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office by March 5, 2006.

MISCELLANEOUS

        Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual Meeting of Shareholders is permitted to be presented at the Meeting.

        The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph, electronic mail and personal interview, for which no additional compensation will be paid. In addition, Georgeson Shareholder Communications Inc. has been engaged by the Company to act as proxy solicitors and will receive fees of $5,000, plus expenses. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

        Information included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being circulated together with this Proxy Statement.

By order of the Board of Directors,
/s/ DANIEL PENN
DANIEL PENN Secretary

Hamilton, Bermuda

April [    ], 2005

Exhibit A

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

1995 AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

As Amended as of April 11, 2005

1.    Purpose

        The purpose of the 1995 Amended and Restated Stock Incentive Plan (the "Plan") is to induce employees and directors who are not employees of the Company or a Subsidiary ("non-employee directors") to retain their association with Central European Media Enterprises Ltd (the "Company"), its affiliates and its present and future subsidiaries (each a "Subsidiary"), as defined in Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code"), to attract new employees and directors who are not employees and to encourage such employees and directors who are not employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock or stock-based awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Awards granted hereunder are intended to be either (a) Options, (b) Restricted Stock, (c) Restricted Stock Units (as these terms are defined below), or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant thereof.

2.    Adoption of the Plan

        The Plan was adopted originally adopted in 1995 as the Central European Media Enterprises Ltd. 1995 Stock Option Plan, amended several times thereafter, and further amended and restated by resolution of the Board on April 11, 2005, subject to approval by a majority of the votes cast by the Company's shareholders at the Company's annual general meeting of shareholders to be held on June 2, 2005. Unless the Plan is terminated earlier by the Board as provided herein, no Award shall be granted after June 1, 2015.

3.    Common Shares Subject to Plan

        4,500,000 of the authorized but unissued shares of the Class A Common Shares (the "Class A Common Shares") and 450,000 of the authorized but unissued shares of the Class B Common Shares (the "Class B Common Shares", together with the Class A Common Shares, the "Common Shares"), are hereby reserved for issue with respect to the Awards granted under the Plan; provided, however, that the aggregate number of Common Shares that may be issued under the Plan shall not exceed 4,500,000; provided further, however, that the number of Class A Common Shares reserved shall be reduced by the number of Class B Common Shares that are delivered with respect to Awards granted hereunder. To the extent that Common Shares covered by an Award are not delivered because the Award expires, is forfeited, cancelled or otherwise terminated, such Common Shares shall be deemed not to have been delivered for purposes of determining the maximum number of Common Shares available under the Plan and shall be included in the amount of shares available for Awards and such shares may be subject to further grants of Awards.

4.    Administration

        The Plan shall be administered by the Committee as provided in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices (if any) at which Awards shall be granted, the period during which each Award shall be exercisable (if applicable) and the vesting schedule therefor (which may vary with each Participant and may be granted on a basis less favorable to the Participant than that provided in Section 11 hereof), the number of Class A Common Shares or of Class B Common Shares to be subject to each Award and to make all other determinations necessary or advisable for the administration of the Plan (including whether any Option shall be an incentive stock option or a non-incentive stock option); provided, however, that Awards of, or relating to, Class B Common Shares shall be granted only to persons eligible to be a holder of Class B Common Shares pursuant to the Company's Bye-laws; and provided further, however, that only the Board shall grant Awards to non-employee directors, other than Awards granted to non-employee directors pursuant to Section 24.B. hereof, and determine the terms thereof. In making such determinations, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective employees and non-employee directors, their present and potential contributions to the success of the Company or any Subsidiary and such other factors as the Committee or the Board in its discretion shall deem relevant. The Committee's or Board's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

5.    Committee

        The Committee shall mean the Compensation Committee of the Company as constituted by the Board of Directors from time to time and acting in accordance with its duly adopted charter

6.    Eligibility

        An Award may be granted only to an employee of the Company or a Subsidiary. A director of the Company or a Subsidiary who is not an employee of the Company or a Subsidiary shall be eligible to receive an Award, but only as provided in Sections 4 and 24 hereof.

OPTIONS

7.    Awards of Options

  A.
  Options (each an "Option") may be granted alone or in addition to other Awards granted under the Plan and may be of two types: "incentive stock options" (within the meaning of Section 422 of the Code) and "non-incentive stock options". Any Option granted under the Plan shall be in such form as the Committee may from time to time approve.

  B.
  The Committee shall have the authority to grant any Participant incentive stock options, non-incentive stock options or both types of Options (in each case with or without other Awards). Incentive stock options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Option is not designated as an incentive stock option or, even if so designated, does not qualify as an incentive stock option, it shall constitute a non-incentive stock option. Incentive stock options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company's shareholders, whichever is earlier.

  C.
  Options shall be evidenced by option agreements in a form approved by the Committee. An option agreement shall indicate on its face whether it is intended to be an agreement for an incentive stock option or a non-incentive stock option. The grant date of an Option shall be the date the Committee determines to be the grant date; provided, that the grant complies in all respects with the pricing requirements in Section 8.

  D.
  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to incentive stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any incentive stock option under Section 422 of the Code.

8.    Option Exercise Prices

  A.
  The initial per share option price of an Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a Class A Common Share or Class B Common Share on the date of grant; provided, however, that, in the case of a Participant who owns, or is deemed to own, Common Shares representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, determined pursuant to rules applicable to Section 422(b)(6) of the Code (a "Ten-Percent Holder"), at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a Class A Common Share or Class B Common Share on the date of grant.

  B.
  The initial per share option price of any Option which is a non-incentive stock option granted to an employee shall be the price determined by the Committee, but not less than the fair market value of a Class A Common Share or Class B Common Share on the date of grant. The Committee may provide that the option price per share will increase to reflect the cost of the capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant. The per share option price of any Option granted to a non-employee director pursuant to Section 24.A. shall be determined in the same manner as the per share option price for options granted to employees, and the per share option price of an Option granted to a non-employee director pursuant to Section 24.B. shall be determined as provided in Section 24.B.

  C.
  For all purposes of the Plan, the fair market value of a Class A Common Share or a Class B Common Share on any date shall be equal to (i) if, on such day, the Class A Common Shares shall be traded on a national securities exchange, the closing sales price of a Class A Common Share as published by such national securities exchange or if there is no sale of the Class A Common Shares on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or (ii) if the Class A Common Shares are not listed on a national securities exchange on such date, and are traded on a national securities market, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (iii) if the provisions of clause (i) and clause (ii) shall not be applicable, such amount as shall be determined in good faith by the Board; provided, that the exercise price shall not be less than the par value of a share of Common Stock.

9.    Option Term

        Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of an incentive stock option granted to a Ten-Percent Holder, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof. The Committee may provide that the length of the term of an Option will vary with the length of the period over which the Option first becomes exercisable.

10.    Limitations on Amount of Incentive Stock Options Granted

        The aggregate fair market value of the Class A Common Shares or the Class B Common Shares for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000; provided that such grant be made on or before August 2, 2005.

11.    Exercise of Options

  A.
  Each Option shall be exercisable and the total number of shares subject thereto shall be purchasable in installments, which need not be equal, as specified in the Option. Except as otherwise determined by the Committee, the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day next preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until the Option expires or is terminated.

  B.
  Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

  C.
  An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of Class A Common Shares or Class B Common Shares and payment to the Company of the amount of the option price for the number of Class A Common Shares or the Class B Common Shares so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the United States Securities Exchange Act of 1934, as amended, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all of any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the Class A Common Shares or Class B Common Shares issuable upon such exercise; provided, further, however, that any such exercise shall not violate Section 402 of the United States Sarbanes-Oxley Act of 2002.

  D.
  Notwithstanding the terms of this Section 11, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

12.    Transferability

        No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him; provided, however that the Board or Committee may provide that a Participant may transfer a non-incentive stock option for no consideration to any Family Member of such Participant. For this purpose, "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant's household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any trust or foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant's death for purposes of administration of the Participant's estate or upon the Participant's incompetency for purposes of the protection and management of the assets of the Participant.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

13.    Restricted Stock and Restricted Stock Units

  A.
  The Committee may make (1) Awards of Class A Common Shares (without any intervening Options) ("Restricted Stock") or (2) Awards of units valued in US dollars by reference to Class A Common Shares or otherwise based on Class A Common Shares ("Restricted Stock Units"), in each case with such vesting, restrictions, forfeiture provisions, performance requirements, contingencies and other terms as provided herein or as the Committee shall determine.

  B.
  The Committee shall have the authority to grant any Participant Restricted Stock or Restricted Stock Units or both Restricted Stock and Restricted Stock Units (in each case with or without other Awards). The grant date of Restricted Stock or Restricted Stock Units shall be the date the Committee determines.

14.    Time-Based Awards and Performance-Based Awards

  A.
  Awards under Section 13 may be issued to vest in one or more installments over the Participant's period of employment or other service to the Company ("Time-Based Awards"), or the Committee may make Awards that entitle the Participant to receive a specified number of vested Class A Common Shares (or the equivalent in cash at the discretion of the Committee) upon the attainment of one or more performance goals or service requirements established by the Committee ("Performance-Based Awards").

  B.
  The vesting schedule for any Time-Based Awards and the term for performance for any Performance-Based Awards shall be set by the Committee at the time of grant, shall constitute a "substantial risk of forfeiture" within the meaning of Section 409A of the Code and shall not exceed ten years (the "Restricted Period").

  C.
  The performance criteria shall be determined by the Committee, in its discretion, and shall be used as a basis for payment with respect to an Award. Such criteria may include, but not be limited to, (i) attainment of or growth in a specified level of earnings per share, (ii) Common Shares price appreciation, (iii) attainment of or growth in a specified level of net income or net operating income, (iv) earnings before interest and taxes, (v) revenues, (vi) market share, (vii) cost reduction goals, (viii) return on equity, (ix) operating cash flow, (x) return on assets, (xi) the completion of certain corporate transactions or other strategic objectives, or (xii) a combination of the foregoing.

  D.
  An Award under Section 13 may be issued in exchange for any consideration which the Committee may deem appropriate in each individual instance, including, without limitation:

  (i)
  cash or cash equivalents;

  (ii)
  services to be rendered to the Company or any Subsidiary (provided that, in such case, the par value of the stock subject to such Award shall be paid in cash or cash equivalents, unless the Committee provides otherwise).

  E.
  The Committee shall determine at the time of the grant of an Award of Restricted Stock Units whether the Award shall be paid in Class A Common Shares or in cash (based on the fair market value of such Restricted Stock Unit as determined by reference to the fair market value of a Class A Common Share on the date the Restricted Stock Unit has vested).

15.    Restrictions on Awards, Exercise

  A.
  Participants who receive Awards of Restricted Stock shall deliver to the Company a restricted stock agreement in a form approved by the Committee. Restricted Stock Units shall be evidenced by a restricted stock unit agreement in a form approved by the Committee. Such forms need not be identical for all Participants.

  B.
  Shares representing an Award of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). Shares underlying an Award of Restricted Stock Units shall be evidenced in such manner as the Committee may deem appropriate.

  C.
  The Committee may require that any certificates in respect of an Award of Restricted Stock be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a share transfer form, endorsed in blank, relating to the Common Stock covered by such Award that will permit the transfer to the Company of any or all shares of Restricted Stock that shall be forfeited by means of repurchase in accordance with the corresponding restricted stock agreement or shall not become vested in accordance with the Plan.

  D.
  A Participant who receives an Award of Restricted Stock shall on receipt of such Award be a shareholder of the Company with respect to all shares of Restricted Stock and be entitled to vote such shares, to receive all cash dividends made in respect of such shares and to exercise all other rights in respect of such Restricted Stock except that during the Restricted Period:

  (i)
  for any certificates for which the Committee requires that the Company retain custody, a Participant will not be entitled to delivery of the stock certificate or other evidence of such Restricted Stock before the end of such Restricted Period and unless all other vesting requirements shall have been satisfied;

  (ii)
  other than cash dividends, the Company will not issue any such distributions ("Retained Distributions") made or declared with respect to such Restricted Stock until such time as the shares of Restricted Stock in respect of which such Retained Distributions shall have been made or declared shall have become vested (and such Retained Distributions shall be subject to the same restrictions and other terms and conditions as are applicable to the shares of Restricted Stock underlying such Restricted Distributions);

  (iii)
  a Participant who receives an Award of Restricted Stock shall not sell, assign, exchange, transfer, pledge, charge, hypothecate or otherwise dispose of or encumber any of the shares of Restricted Stock before the end of the Restricted Period and unless all other vesting requirements have been satisfied; and

  (iv)
  any breach of any restrictions or other terms or conditions of such Award of any Restricted Stock or any Retained Distributions in respect thereof will result in such Restricted Stock or Retained Distributions being forfeited by means of repurchase in accordance with the corresponding restricted stock agreement.

  E.
  A Participant who receives an Award of Restricted Stock Units shall not be a shareholder on receipt of such Award and such a Participant shall not be considered an owner of any Common Shares by virtue of such Award. During the Restricted Period and until all vesting requirements have been satisfied, a Participant who receives Restricted Stock Units shall not sell, assign, exchange, transfer, pledge, charge hypothecate or otherwise dispose of or encumber any Restricted Stock Units; and any breach of any restrictions or other terms or conditions of such Award of any Restricted Stock Units will result in such Restricted Stock Units being forfeited.

  F.
  Each Restricted Stock Unit shall be exercised on such date as specified in the restricted stock agreement and the total number of shares subject thereto or cash consideration to be received in respect thereof shall be receivable in a fixed scheme of installments, which need not be equal, as specified in the restricted stock unit agreement. In addition, except as otherwise specified in the restricted stock agreement, the first installment shall not be exercised during the period commencing on the date of the granting of such Restricted Stock Unit and ending on the day preceding the first anniversary of such grant date.

GENERAL PROVISIONS

16.    Termination of Employment or Service

        In the event a Participant leaves the employ of the Company and the Subsidiaries, or the services or the contract of a non-employee consultant to the Company or a Subsidiary previously granted Awards of Options hereunder is terminated or a Participant ceases to serve as a non-employee director (a "Termination"), such Award may thereafter be exercised only as hereinafter provided:

  (a)
  If Termination occurs by reason of (i) disability, (ii) death or (iii) retirement at or after age 65, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become fully vested and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one (1) year after the date of such Termination and the date of termination specified in such Options;

  (b)
  If Termination occurs by reason of (i) termination by the Company or a Subsidiary other than for Cause or (ii) the Participant's voluntary termination, each Option theretofore granted to him that is fully vested which shall not have theretofore expired or otherwise have been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of ninety (90) days after the date of Termination and the date of termination specified in such Award, and

  (c)
  If Termination occurs by reason of termination by the Company for Cause, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall immediately terminate.

        In the event of a Termination of a Participant who has received an Award of Restricted Stock or Restricted Stock Units, the vesting and exercise of such Awards, as applicable, shall be governed by the corresponding agreement in respect of such Awards.

        "Cause" shall mean (i) the commission by a Participant of any act or omission that would constitute a felony under United States federal, state or equivalent foreign law, or an indictable offense under Bermuda law, (ii) a Participant's gross negligence, recklessness, dishonesty, fraud, disclosure of trade secrets or confidential information, willful malfeasance or willful misconduct in the performance of services to the Company or its Subsidiaries, (iii) willful misrepresentation to shareholders or directors which is injurious to the Company; (iv) a willful failure without reasonable justification to comply with reasonable directions of a Participant's supervisor; or (v) a willful and material breach of a Participant's duties or obligations under any agreement with the Company or a Subsidiary.

17.    Adjustment of Number of Shares

  A.
  In the event that a dividend shall be declared upon the Class A Common Shares payable in Class A Common Shares, the number of Class A Common Shares then subject to any Award, the number of Class A Common Shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number of Class A Common Shares referred to in Section 24.B. hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been issued on the date fixed for determining the shareholders entitled to receive such stock dividend.

  B.
  In the event that the issued Class A Common Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, stock split-up, combination of shares, sale of assets, amalgamation, merger or consolidation in which the Company is the surviving corporation, then there shall be substituted for each Class A Common Share then subject to any Award, for each Class A Common Share reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and for each Class A Common Share referred to in Section 24.B. hereof, the number and kind of shares of stock or other securities into which each issued Common Share shall be so changed or for which each such share shall be exchanged.

  C.
  In the event that there shall be any change, other than as specified in this Section 17, in the number or kind of issued Class A Common Shares, or of any stock or other securities into which the Class A Common Shares shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number or kind of shares referred to in Section 24.B. hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each corresponding agreement or certificate entered into in accordance with the provisions of the Plan.

  D.
  In the case of any substitution or adjustment in accordance with the provisions of this Section 17, the price (if any) in each agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the price for all shares of stock or other securities which have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 17.

  E.
  No adjustment or substitution provided for in this Section 17 shall require the Company to sell or issue a fractional share under any agreement or certificate.

  F.
  In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then each Award, to the extent not theretofore exercised, shall be immediately exercisable in full; provided, that such dissolution liquidation, amalgamation, merger, reorganization or consolidation constitutes a "change in control" within the meaning of Section 409A of the Code.

  G.
  This Section 17 shall apply, pari passu, with respect to Class B Common Shares.

18.    Purchase for Investment, Withholding and Waivers

        Unless the shares to be issued in connection with an Award to a Participant shall be registered prior to the issuance thereof under the United States Securities Act of 1933, as amended, such Participant shall, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, the delivery to the Company of tax waivers and other documents as may be required by the Committee. In connection with any Award, a Participant will enter into such arrangements with the Company with respect to all federal, state, local and foreign withholding tax requirements as the Committee may determine or the Company may require.

19.    No Shareholder Status

        Except as provided in Section 15.D., neither any Participant nor his legal representatives, heirs, executors or assigns shall be or be deemed to be the holder of any Class A Common Share or Class B Common Share covered by an Award unless and until a certificate for such share has been issued and delivered in accordance with the Plan. Upon payment of the purchase price thereof (if any), a share issued in connection with any Award shall be fully paid and non-assessable.

20.    No Restrictions on Corporate Acts

        Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any amalgamations, merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Shares or Class B Common Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

21.    No Employment Right or Right to Continued Service

        Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary, as a non-employee consultant to the Company or a Subsidiary or as a director of the Company.

22.    Termination and Amendment of the Plan

        The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the Common Shares voting as a single class as provided in the Company's Bye-Laws present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 17 hereof), or change the manner of determining the option prices, or extend the period during which an Award may be granted or exercised or otherwise amend the Plan in contravention of any applicable law, rules or regulations, including the rules of any national securities exchange or market on which the Common Shares of the Company may be listed. Except as otherwise provided in Section 17 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

23.    Expiration and Termination of the Plan

        The Plan shall terminate on the business day preceding the tenth anniversary of June 2, 2005 or at such earlier time as the Board may determine. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

24.    Options for Non-employee Directors

  A.
  In addition to any Award granted pursuant to Section 4, a non-employee director shall be eligible to receive an annual Award. Except as otherwise provided in this Section 24, any Award granted to a non-employee director shall be subject to all of the terms and conditions of the Plan.

  B.
  (1)    Effective at the 2005 annual meeting of the Company and each annual meeting thereafter, each non-employee director who shall have served as a non-employee director since the immediately preceding annual meeting and any other non-employee director as determined by a vote of a majority of the members of the Board (excluding any such other non-employee director) shall be granted (i) an annual Award of a non-incentive stock option to purchase 6,000 Common Shares, which shall be Class B Common Shares in the case of a non-employee director who is eligible to be a holder of Class B Common Shares pursuant to the Company's Bye-laws, or otherwise shall be Class A Common Shares, or (ii) an annual Award of non-incentive stock options, Restricted Stock or Restricted Stock Units (or any combination thereof); provided, that the value of such options, shares of Restricted Stock or Restricted Stock Units (or combination thereof) in the aggregate shall be equal to value to 6,000 non-incentive stock options referred to in subclause (i) on the date of grant. The Compensation Committee shall have discretion to determine the components of the Awards within the limitations of the preceding sentence. For purposes of determining the value of 6,000 non-incentive stock options, the Compensation Committee shall calculate a U.S. dollar amount using the methodology that is employed by the Company for valuing Options in its most recent annual financial statements, including all assumptions contained therein. For purposes of determining the number of shares of Restricted Stock or Restricted Stock Units constituting all or a portion of an Award, the U.S. dollar amount allocated to such Award shall be divided by the fair market value of a share of the Company's Class A Common Stock on the date of grant.

  (2)    The initial per share option price of each Option granted to a non-employee director pursuant to this Section 24.B. shall be equal to the fair market value of a Class A Common Share on the date the Option is granted, or 105% of the fair market value of a Class B Common Share on the date the Option is granted. Notwithstanding the preceding sentence, the Committee may provide that the Option price per share will increase to reflect the cost of capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant.

  (3)    The term of each Option granted to a non-employee director pursuant to this Section 24.B. shall be ten years from the date of the granting thereof. The Board shall determine by a majority vote the number of installments in which an Option granted pursuant to this Section 24 shall be exercisable; provided, that the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day immediately preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until such Option expires or is terminated.

  (4)    Subject to the provisions (including any applicable solvency test) of the Companies Act 1981, all or any portion of the payment required upon the exercise of an Option granted to a non-employee director may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value on the date the Option is exercised equal to the portion of the option price so paid.

  C.
  The provisions of this Section 24 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are non-employee directors.

25.    Miscellaneous

  A.
  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

  B.
  Unless otherwise determined by the Committee, any withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Shares.

  C.
  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

  D.
  Any amounts owed to the Company or a Subsidiary by the Participant of whatever nature may be offset by the Company from the value of any Common Shares, cash or other thing of value under this Plan or an agreement or certificate to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an agreement or certificate shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company or a Subsidiary in respect thereof.

  E.
  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States of America, the Committee may in its discretion modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions.

  F.
  The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

  G.
  If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

  H.
  This Plan shall inure to the benefit of and be binding on each successor and assign of the Company. All obligations imposed on a Participant, and all rights granted to the Company hereunder, shall be binding on the Participant's heirs, legal representatives, successors and assigns.

  I.
  This Plan and each agreement or certificate granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between this Plan and such agreement or certificate, the terms and conditions of the Plan shallprevail.

  J.
  None of the Company, any Subsidiary or the Committee shall have any duty or obligation to disclose affirmatively in any manner to a registered or beneficial holder of Common Shares or an Option or other Award, and such holder shall have no right to be advised of, any material non-public information regarding the Company or any Subsidiary at any time prior to, upon or in connection with, the receipt or exercise of an Option or other Award.

26.    Governing Law

        The Plan and all Awards, agreements and actions hereunder shall be governed by the laws of Bermuda.

* * * * *

FORM OF PROXY

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS—JUNE 2, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael Garin, Nicolas G. Trollope, Michael Ashford, Fawaz Elmalki and Scott Davis, or any of them acting singly, with the power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Central European Media Enterprises Ltd. (the "Company") held of record by the undersigned on April 1, 2005 at the Annual General Meeting of Shareholders to be held at The Pearman Room (4B), 4th Floor, Conyers Dill & Pearman, Clarendon House, 2 Church Street, Hamilton HM CX, Bermuda, on June 2, 2005, at 11:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.	The election of eight directors nominated by the Board of Directors to serve until the next Annual General Meeting of Shareholders:
	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for
		(except as indicated below)		the nominees listed below

RONALD S. LAUDER, CHARLES R. FRANK, JR., MICHAEL GARIN, HERBERT A. GRANATH, ALFRED W. LANGER, BRUCE MAGGIN, ANN MATHER, ERIC ZINTERHOFER.

INSTRUCTION:    to withhold authority to vote for any individual nominee, write that nominee's name on this line:

2.	The adoption and approval of amendments to the Central European Media Enterprises Ltd. 1995 Stock Option Plan, to be renamed the Amended and Restated 1995 Stock Incentive Plan, to provide for 876,000 additional Common Shares and to provide for the granting of restricted stock and restricted stock units as an alternative form of compensation as described in the Proxy Statement.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	The adoption of the financial statements of the Company and the auditors' report thereon for the Company's fiscal year ended December 31, 2004.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company in respect of the fiscal year ending December 31, 2005 and the authorization of the Board of Directors to approve the auditors' fee.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the eight named individuals as directors, (ii) FOR the adoption of amendments to the 1995 Stock Option Plan, (iii) FOR the adoption of the financial statements of the Company and the auditors' report thereon for the Company's fiscal year ended December 31, 2004, and (iv) FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company in respect of the fiscal year ending December 31, 2005 and the authorization of the Board of Directors to approve the auditors' fee.

Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Annual General Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 2, 2005, and the Proxy Statement, dated April [    ], 2005 prior to the signing of this proxy.

Dated                        , 2005

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Equity Compensation Plan Information
AMENDMENT TO 1995 STOCK OPTION PLAN
ADOPTION OF FINANCIAL STATEMENTS
SELECTION OF AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS
MISCELLANEOUS
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. 1995 AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN As Amended as of April 11, 2005
FORM OF PROXY
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS—JUNE 2, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS